                                      AGREEMENT

    This Agreement (this "Agreement") is entered into as of the 18th day of August, 1997, by and among APTEL Ltd., an Israeli company (the "Company"), D.S.P. Semiconductors Ltd., an Israeli company ("DSP"), and the persons and entities whose names and addresses appear on Exhibit A and who are signatories hereto (collectively, the "Existing Shareholders").

    WHEREAS, the parties have entered into that certain Share Purchase and Shareholders Agreement dated July 4, 1996 (the "Original Agreement"), under which, inter alia, DSP invested US$2,000,000 in the Company pursuant to the terms and conditions set forth therein; and

    WHEREAS, the Company requires additional funding, and consequently the Company's Board of Directors resolved on June 24, 1997, to propose a rights offering (the "Rights Offering") under which the shareholders of the Company were invited to purchase for up to US$500,000 of convertible debentures of the Company, based on a conversion price of US$1.247 per one Ordinary Share par value NIS 0.05 (the "Price Per Share"); and

    WHEREAS, after the resignation of the two directors appointed by DSP from the Company's Board of Directors due to DSP's refocus on other businesses, DSP indicated that it will not participate in the Rights Offering; and

    WHEREAS, certain other shareholders of the Company have agreed, upon the terms and conditions set forth hereof, to purchase debentures in the Rights Offering for more of their proportional share in the Company's outstanding share capital, so that the Company shall receive the full amount of its required financing; and

    WHEREAS, in light of such willingness on the part of such shareholders, and in light of the changes in the Company's Board of Directors and DSP's revised position, the parties have agreed upon certain amendments to the Original Agreement and to the Company's Articles of Association, as set forth herein;

    NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.  Purchase of Convertible Debentures

    Dovrat Shrem/Yozma Polaris Fund L.P., Dovrat Shrem & Co. Ltd., Leader Underwriters Ltd., Adasha Yizum Proyektim (Tel-Aviv) Ltd. and El Kanit Development Ltd. (the "Principal Shareholders") shall, upon execution of this Agreement, commit to purchase the entire amount of convertible debentures proposed in the Rights Offering not purchased by other shareholders, to be allocated pro rata among them or as otherwise they shall inform the Company in writing.


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

2.  Amendment of Original Agreement

    Sections 10.1, 10.2, 10.4, 10.6, 10.9 (solely in respect of first refusal rights governed by Section 4 of Exhibit 10.9 to the Agreement, but not including co-sale rights governed by the other Sections of Exhibit 10.9), 10.10, 10.11 and
10.12 of the Original Agreement are hereby terminated in their entirety. In addition, the parties agree that in respect of the Existing Shareholders Right of Co-Sale governed by Section 3 of Exhibit 10.9 to the Agreement, the term "Existing Shareholders Co-Sale Pro Rata Percentage" defined therein shall be amended to mean from the date hereof one fourth (25%) of the "Transaction Shares", as defined therein.

3. Termination of Option and Additional Option; Termination of Escrow Agreement; Amendment of Employee Stock Option Plans

    Upon the conversion into equity of the Company of all convertible debentures purchased by the Principal Shareholders pursuant to the Rights Offering, whether voluntarily or automatically as set forth in such debentures:

    3.1. Sections 8 and 9 of the Original Agreement, granting DSP the "Option" and the "Additional Option", as such terms are defined therein, shall be immediately terminated, with no further action of any of the parties required, and shall have no further force or effect.

    3.2. The Escrow Agreement dated August 6, 1996 (the "Escrow Agreement"), among certain shareholders of the Company and I. Fischer & Co. Trustees Ltd. (the "Escrow Agent") shall be immediately terminated, and the Escrow Agent is irrevocably instructed by the parties hereto to release immediately upon such termination all Ordinary Shares of the Company held by it in escrow (the "Escrowed Shares") to the beneficial owners thereof (the "Beneficial Owners"), as follows:

         3.2.1.    To Dovrat Shrem/Yozma Polaris Fund L.P. - 574,520 Ordinary
                   Shares;
         3.2.2.    To Dovrat Shrem & Co. Ltd. - 69,520 Ordinary Shares;

         3.2.3.    To Leader Underwriters Ltd. - 67,480 Ordinary Shares;

         3.2.4. To Adasha Yizum Proyektim (Tel-Aviv) Ltd. - 140,100 Ordinary Shares;
         3.2.5.    To El-Kanit Development Ltd. - 30,160 Ordinary Shares;

         3.2.6.    To Ofer Bar-Or - 8,760 Ordinary Shares;

         3.2.7.    To Menachem Kenan - 3,860 Ordinary Shares.


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    Upon such transfer by the Escrow Agent, all proxies granted by the Escrow
Agent to the Beneficial Owners in respect of the Escrowed Shares shall immediately expire and be of no further force or effect.

    The parties acknowledge that the Company has approved such transfer of the Escrowed Shares to the Beneficial Owners and shall register the Beneficial Owners as the holders of the Escrowed Shares in its books.

    3.3. Upon the termination of the Option and Additional Option, as set forth in Section 3.1 above, the Company's Board of Directors shall amend the terms and conditions of the Company's 1996 Employee Stock Option Plan, adopted by the Board of Directors on July 1, 1996, and of the Company's 1996 (no. 2) Employee Stock Option Plan, adopted by the Board of Directors on August 6, 1996, by deleting Section 11.3 of such Employee Stock Option Plans, and amending accordingly all Grantee Agreements executed by the Company and its employees pursuant thereto.

4.  DSP's Required Consent for Certain Further Financings

    Notwithstanding anything to the contrary herein, the parties agree that, until the Company shall raise, in the aggregate, US$2 million dollars (including through the conversion of the convertible debentures purchased in the Rights Offering), at an applicable price per share not lower than the Price Per Share (to be measured also in light of the other monetary terms of such financing (e.g., the type of security purchased, options included, etc.) and as adjusted for any changes in the capitalization of the Company) (the "Release Event"), the Company shall not raise additional funds through the issuance of any equity securities, or securities exercisable into or convertible to equity securities, at a price per share which is lower than the Price Per Share unless the Company has obtained DSP's prior written consent to the same. Any breach of this
Section 5 is deemed to be a fundamental breach.

    DSP agrees that, upon the occurrence of the Release Event, the Company shall be entitled to convene a general meeting of the shareholders and to propose the amendment of the Company's Articles of Association by deleting the addition to Article 84 adopted hereunder (as set forth in paragraph 5.3 below) from the Articles, and that it will vote all its shares for such a proposal. DSP irrevocably appoints Mr. Rami Kalish as its proxy, to vote, upon the occurrence of a Release Event, all of its shares in the Company for such an amendment to the Company's Articles of Association.

5.  Amendments of Corporate Documents

    The parties agree to amend the Company's Articles of Association as set forth below, and irrevocably appoint Mr. Rami Kalish as their proxy to vote for such amendments in the extraordinary general meeting of the shareholders convened for the purposes of approving such amendment:


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

    5.1. In Article 61 of the Articles of Association, after the word "participating votes" in the 12th line there shall come a period, and the remainder of the Section, beginning with the words ". . . provided, however, that until . . ." shall be deleted.

    5.2. In Article 74 of the Articles of Association, the words ". . . and any required consent pursuant to Section 61 has been received, . . ." shall be deleted.

    5.3. In Article 84, at its end, the following shall be added:

         "Notwithstanding the aforesaid, until the Company shall raise, in the aggregate, US$2 million dollars from the date this paragraph is adopted, at an applicable price per share not lower than US$1.247 (to be measured also in light of the other monetary terms of such financing (e.g., the type of security purchased, options included, etc.), and as adjusted for any changes in the capitalization of the Company), the Company shall not raise additional funds through the issuance of any equity securities, or securities exercisable into or convertible to equity securities, at a price per share which is lower than the aforesaid price unless the Company has obtained the prior written consent of DSP Semiconductors Ltd. to the same."

    5.4. In Article 92 of the Articles of Association, after the words "decided by a majority vote" in the 2nd line there shall come a period, and the remainder of the Section, beginning with the words ". . . provided, however . . ." shall be deleted.

6.  Survival

    Other than as amended specifically and expressly herein, the Original Agreement shall continue in full force and effect pursuant to its terms and conditions.

7.  Mutual Release

    Each of the parties hereto confirms that it has no claims, demands, suits, actions or other rights whatsoever against the other parties hereto in connection with or related to the Original Agreement, the Company's business or affairs to date or the provisions set forth above (except in connection with the enforcement of this Agreement), and that it waives and relinquishes any such claims, demands, suits, actions or other rights whatsoever which they have or may have.

8.  Approval by Board and Shareholders

    This Agreement is subject to the approval of the Board of Directors and of the shareholders of the Company. The parties undertake to vote their shares in the Company


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to approve this Agreement and will otherwise make their best efforts to have the agreement approved.

    IN WITNESS WHEREOF the parties have signed this Agreement as of the date first herein above set forth.

/s/ Menachen Kenan                     /s/ Avi Basher
------------------------------         ---------------------------------------
APTEL Ltd.                             D.S.P. Semiconductors Ltd.
By: Menachen Kenan, CEO                By: Avi Basher, CFO
   ---------------------------

WE AGREE:


/s/ Igal Kohavi
------------------------------
DSP Group, Inc.
By:  Igal Kohavi, Chairman


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

                                      EXHIBIT A


Dovrat Shrem/Yozma Polaris Fund L.P.
                                       ---------------------------------------

Dovrat Shrem & Co. Ltd.
                                       ---------------------------------------

Leader Underwriters Ltd.
                                       ---------------------------------------

Adasha Yizum Proyektim (Tel-Aviv) Ltd.
                                       ---------------------------------------

El Kanit Development Ltd.
                                       ---------------------------------------

Menachem Kenan
                                       ---------------------------------------

Ofer Bar Or
                                       ---------------------------------------




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